Exhibit 10.1

MASTER SEPARATION AND DISTRIBUTION AGREEMENT

BETWEEN

CHINA IVY SCHOOL, INC.

AND

SAFE CELL TAB, INC.

AND

CELLTECH, INC.

EFFECTIVE AS OF

XXXXX XX, 2008

MASTER SEPARATION AND DISTRIBUTION AGREEMENT

This Master Separation and Distribution Agreement (this "AGREEMENT") is entered into as of XXXXX XX, 2008, between China Ivy School, Inc. ("PARENT"), a Nevada corporation, Safe Cell Tab, Inc. ("SAFECELL"), a B.C. corporation, and CellTeck, Inc. ("SPINCO"), a Nevada corporation.

RECITALS

WHEREAS, PARENT desires, and PARENT’s Board of Directors has determined that it would be in the best interests of it and its shareholders, to contribute and transfer to a newly-formed wholly-owned subsidiary, SPINCO, and for that subsidiary to receive and assume, directly or indirectly, substantially all of the stock, assets and liabilities associated with PARENT’s wholly-owned subsidiary, SAFECELL, in consideration for the issuance of additional shares of the common stock of SPINCO (the "SEPARATION") pursuant to an Agreement and Plan of Merger substantially in the form attached hereto as EXHIBIT A (the "MERGER AGREEMENT");

WHEREAS, the Boards of Directors of PARENT, SAFECELL and SPINCO have each determined that it would be appropriate and desirable to effect the Separation upon the terms and subject to the conditions set forth in this AGREEMENT and enter into the MERGER AGREEMENT;

WHEREAS, PARENT and SPINCO currently contemplate that, following the SEPARATION and MERGER, PARENT will distribute to the holders of its common stock, by means of a pro rata distribution, all of the shares of SPINCO common stock owned by PARENT, (the "DISTRIBUTION");

WHEREAS, in contemplation of the DISTRIBUTION, SPINCO will register its common stock under Section 12 (g) of the Securities Exchange Act of 1934, as amended (the “EXCHANGE ACT”) by filing a registration statement on Form 10 with the Securities and Exchange Commission(the “SEC”);

WHEREAS, PARENT and SPINCO intend that the contribution and assumption of stock, assets and liabilities shall qualify as a tax-free reorganization under Sections 368(a)(1)(D) of the Internal Revenue Code of 1986, as amended (the "CODE"), and that this Agreement is intended to be, and is hereby adopted as, a plan of reorganization under Section 368 of the Code; and

WHEREAS, the parties intend in this Agreement, including the Exhibits and Schedules hereto, to set forth the principal arrangements between them regarding the separation of the SAFECELL Business and DISTRIBUTION of the SPINCO shares.

NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements set forth below, the parties hereto agree as follows:

ARTICLE I

SEPARATION

         SECTION 1.1 SEPARATION DATE

         Unless otherwise provided in this Agreement, or in any agreement to be executed in connection with this Agreement, the effective time and date of each transfer of property, assumption of liability, license, undertaking, or agreement in connection with the Separation shall be 12:01p.m., Eastern Time, XXXX XX, 2008 or such other date as may be fixed by the Board of Directors of PARENT (the "SEPARATION DATE).

         SECTION 1.2 CLOSING OF TRANSACTIONS

         Unless otherwise provided herein, the closing of the transactions contemplated in ARTICLE II shall occur by the delivery of each of the executed instruments of transfer, assumptions of liability, undertakings, agreements, instruments or other documents executed or to be executed with Eaton & Van Winkle LLP, Three Park Avenue, 16th Floor, New York, New York 10016, to be held in escrow for delivery as provided in this Agreement.

ARTICLE II

DOCUMENTS AND ITEMS TO BE DELIVERED ON THE SEPARATION DATE

         SECTION 2.1 DOCUMENTS TO BE DELIVERED BY PARENT

         On the Separation Date or such later date as agreed, PARENT will deliver, or will cause its appropriate Subsidiaries to deliver, to SPINCO all of the following items and agreements (collectively, together with all agreements and documents contemplated by such agreements, the "ANCILLARY AGREEMENTS"):").

                  (a) Certificates representing the outstanding shares of common stock of SAFECELL with duly executed stock powers in the form proper for transfer;

                  (b) The Merger Agreement, duly executed by SAFECELL.

         SECTION 2.2 DOCUMENTS TO BE DELIVERED BY SPINCO

         As of the Separation Date, SPINCO will deliver to PARENT:

                  (a) The Merger Agreement, duly executed by SPINCO.

                  (b) A duly executed counterpart of each other agreement or instrument referred to in SECTION 2.1 to which SPINCO is a party.

ARTICLE III

THE REGISTRATION STATEMENT AND RELATED MATTERS

         SECTION 3.1 REGISTRATION STATEMENT. PARENT and SPINCO shall cooperate in preparing, and SPINCO shall file with the Registration Statement with the SEC a registration statement registering the common stock of SPINCO under the Securities and Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and any and amendments thereof required in response to comments received from the staff of the SEC, in connection with the Separation, the Distribution and the other transactions contemplated by this Agreement.

SECTION 3.2 BLUE SKIES. SPINCO shall use its reasonable commercial efforts to take all actions which may be necessary or appropriate under state securities and blue sky laws of the United States (and any comparable laws under any foreign jurisdictions) in connection with the Separation and Distribution.

SECTION 3.3 OTC LISTING. SPINCO shall prepare, file and use reasonable commercial efforts to seek to make effective, an application for listing of the common stock of SPINCO on the OTC Inter-Dealer Electronic Network.

                                   ARTICLE IV

                                THE DISTRIBUTION

         SECTION 4.1 THE DISTRIBUTION

                  (a) DELIVERY OF SHARES FOR DISTRIBUTION. Subject to SECTION 4.4 hereof, on or prior to the date the Distribution is to become effective (the "DISTRIBUTION DATE"), PARENT will deliver to the distribution agent (the "DISTRIBUTION AGENT") to be appointed by PARENT to distribute to the stockholders of PARENT the shares of common stock of SPINCO held by PARENT pursuant to the Distribution for the benefit of holders of record of common stock of PARENT on the Record Date, a single stock certificate, endorsed by PARENT in blank, representing all of the outstanding shares of common stock of SPINCO then owned by PARENT, and shall cause the transfer agent for the shares of common stock of PARENT to instruct the Distribution Agent to distribute on the Distribution Date the appropriate number of such shares of common stock of SPINCO to each such holder or designated transferee or transferees of such holder.

                  (b) SHARES RECEIVED. Subject to SECTIONS 4.4 and 4.5, each holder of common stock of PARENT on the Record Date (or such holder's designated transferee or transferees) will be entitled to receive in the Distribution a number of shares of common stock of SPINCO equal to the number of shares of common stock of PARENT held by such holder on the Record Date multiplied by a fraction the numerator of which is the number of shares of common stock of SPINCO beneficially owned by PARENT on the Record Date and the denominator of which is the number of shares of common stock of PARENT outstanding on the Record Date.

                  (c) OBLIGATION TO PROVIDE INFORMATION. SPINCO and PARENT, as the case may be, will provide to the Distribution Agent all share certificates and any information required in order to complete the Distribution on the basis specified above.

         SECTION 4.2 ACTIONS PRIOR TO THE DISTRIBUTION

                  (a) INFORMATION STATEMENT. PARENT and SPINCO shall prepare and mail, prior to the Distribution Date, to the holders of common stock of PARENT, such information concerning SPINCO and the Distribution and such other matters as PARENT shall reasonably determine are necessary and as may be required by law. PARENT and SPINCO will prepare, and PARENT and SPINCO will, to the extent required under applicable law, file with the SEC any such documentation which PARENT and SPINCO determines is necessary or desirable to effectuate the Distribution, and PARENT and SPINCO shall each use its reasonable commercial efforts to obtain all necessary approvals from the SEC with respect thereto as soon as practicable.

                  (b) BLUE SKY. PARENT and SPINCO shall take all such actions as may be necessary or appropriate under the securities or blue sky laws of the United States (and any comparable laws under any foreign jurisdiction) in connection with the Distribution.

                  (c) CONDITIONS. PARENT and SPINCO shall take all reasonable steps necessary and appropriate to cause the conditions set forth in SECTION 4.4 to be satisfied and to effect the Distribution on the Distribution Date.

         SECTION 4.3 SOLE DISCRETION OF PARENT

         PARENT currently intends to complete the Distribution by XXXX XX, 2008. SPINCO shall cooperate with PARENT in all respects to accomplish the Distribution and shall, at PARENT's direction, promptly take any and all actions necessary or desirable to effect the Distribution, including, without limitation, the filing of the Registration Statement and the Information Statement.

         SECTION 4.4 CONDITIONS TO DISTRIBUTION

         The following are conditions to the consummation of the Distribution. The conditions are for the sole benefit of PARENT and shall not give rise to or create any duty on the part of PARENT or the PARENT Board of Directors to waive or not waive any such condition.

                  (a) GOVERNMENT APPROVALS. Any material governmental approvals and consents necessary to consummate the Distribution shall have been obtained and be in full force and effect;

                  (b) NO LEGAL RESTRAINTS. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Distribution shall be in effect and no other event outside the control of PARENT shall have occurred or failed to occur that prevents the consummation of the Distribution.

         SECTION 4.5 FRACTIONAL SHARES

         As soon as practicable after the Distribution Date, PARENT shall direct the Distribution Agent to determine the number of whole shares and fractional shares of common stock of SPINCO allocable to each holder of record or beneficial owner of common stock of PARENT as of the Record Date, to aggregate all such fractional shares and sell the whole shares obtained thereby at the direction of PARENT, in open market transactions, at then prevailing trading prices, and to cause to be distributed to each such holder or for the benefit of each such beneficial owner to which a fractional share shall be allocable such holder's or owner's ratable share of the proceeds of such sale, after making appropriate deductions of the amount required to be withheld for federal income tax purposes and after deducting an amount equal to all brokerage charges, commissions and transfer taxes attributed to such sale. PARENT and the Distribution Agent shall use their reasonable commercial efforts to aggregate the shares of common stock of PARENT that may be held by any beneficial owner thereof through more than one account in determining the fractional share allocable to such beneficial owner.

ARTICLE V

COVENANTS AND OTHER MATTERS

         SECTION 5.1 OTHER AGREEMENTS

         In addition to the specific agreements, documents and instruments annexed to this Agreement, PARENT and SPINCO agree to execute or cause to be executed by the appropriate parties and deliver, as appropriate, such other agreements, instruments and other documents as may be necessary or desirable in order to effect the purposes of this Agreement and the Ancillary Agreements.

         SECTION 5.2  FURTHER INSTRUMENTS

         At the request of SPINCO and without further consideration, PARENT will execute and deliver, and will cause its applicable Subsidiaries to execute and deliver, to SPINCO and its Subsidiaries such other instruments of transfer, conveyance, assignment, substitution and confirmation and take such action as SPINCO may reasonably deem necessary or desirable in order more effectively to transfer, convey and assign to SPINCO and its Subsidiaries and confirm SPINCO's and its Subsidiaries' title to all of the assets, rights and other things of value contemplated to be transferred to SPINCO and its Subsidiaries pursuant to this Agreement, the Ancillary Agreements, and any documents referred to therein, to put SPINCO and its Subsidiaries in actual possession and operating control thereof and to permit SPINCO and its Subsidiaries to exercise all rights with respect thereto (including, without limitation, rights under contracts and other arrangements as to which the consent of any third party to the transfer thereof shall not have previously been obtained). At the request of PARENT and without further consideration, SPINCO will execute and deliver, and will cause its applicable Subsidiaries to execute and deliver, to PARENT and its Subsidiaries all instruments, assumptions, novations, undertakings, substitutions or other documents and take such other action as PARENT may reasonably deem necessary or desirable in order to have SPINCO fully and unconditionally assume and discharge the liabilities contemplated to be assumed by SPINCO under this Agreement or any document in connection herewith and to relieve the PARENT Group of any liability or obligation with respect thereto and evidence the same to third parties. Neither PARENT nor SPINCO shall be obligated, in connection with the foregoing, to expend money other than reasonable out-of-pocket expenses, attorneys' fees and recording or similar fees. Furthermore, each party, at the request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of the transactions contemplated hereby.

         SECTION 5.3  AGREEMENT FOR EXCHANGE OF INFORMATION

         Each of PARENT and SPINCO agrees to provide, or cause to be provided, to each other, at any time before or after the Distribution Date, as soon as reasonably practicable after written request therefore, any Information in the possession or under the control of such party that the requesting party reasonably needs (i) to comply with reporting, disclosure, filing or other requirements imposed on the requesting party (including under applicable securities laws) by a Governmental Authority having jurisdiction over the requesting party, (ii) for use in any other judicial, regulatory, administrative or other proceeding or in order to satisfy audit, accounting, claims, regulatory, litigation or other similar requirements, (iii) to comply with its obligations under this Agreement or any Ancillary Agreement or (iv) in connection with the ongoing businesses of PARENT or SPINCO, as the case may be; PROVIDED, HOWEVER, that in the event that any party determines that any such provision of Information could be commercially detrimental, violate any law or agreement, or waive any attorney-client privilege, the parties shall take all reasonable measures to permit the compliance with such obligations in a manner that avoids any such harm or consequence.

                  (a) INTERNAL ACCOUNTING CONTROLS; FINANCIAL INFORMATION. After the Separation Date, (i) each party shall maintain in effect at its own cost and expense adequate systems and controls for its business to the extent necessary to enable the other party to satisfy its reporting, accounting, audit and other obligations, and (ii) each party shall provide, or cause to be provided, to the other party and its Subsidiaries in such form as such requesting party shall request, at no charge to the requesting party, all financial and other data and information as the requesting party determines necessary or advisable in order to prepare its financial statements and reports or filings with any Governmental Authority.

                  (b) OWNERSHIP OF INFORMATION. Any Information owned by a party that is provided to a requesting party pursuant to this SECTION 5.3 shall be deemed to remain the property of the providing party. Unless specifically set forth herein, nothing contained in this Agreement shall be construed as granting or conferring rights of license or otherwise in any such Information.

                  (c) RECORD RETENTION. To facilitate the possible exchange of Information pursuant to this SECTION 5.3 and other provisions of this Agreement after the Distribution Date, each party agrees to use its reasonable commercial efforts to retain all Information in their respective possession or control on the Distribution Date substantially in accordance with the policies of PARENT as in effect on the Separation Date.

                           (i)      No party will destroy, or permit any of its Subsidiaries to destroy, any Information that exists on the Separation Date (other than Information that is permitted to be destroyed under the current record retention policy of such party) without first using its reasonable commercial efforts to notify the other party of the proposed destruction and giving the other party the opportunity to take possession of such Information prior to such destruction.

                  (d) LIMITATION OF LIABILITY. No party shall have any liability to any other party in the event that any Information exchanged or provided pursuant to this Section is found to be inaccurate, in the absence of willful misconduct by the party providing such Information. No party shall have any liability to any other party if any Information is destroyed or lost after reasonable commercial efforts by such party to comply with the provisions of SECTION 5.3(c).

                  (e) OTHER AGREEMENTS PROVIDING FOR EXCHANGE OF INFORMATION. The rights and obligations granted under this SECTION 5.3 are subject to any specific limitations, qualifications or additional provisions on the sharing, exchange or confidential treatment of Information set forth in this Agreement and any Ancillary Agreement.

                  (f) PRODUCTION OF WITNESSES; RECORDS; COOPERATION. After the Distribution Date, except in the case of a legal or other proceeding by one party against another party (which shall be governed by such discovery rules as may be applicable under SECTION 5.9 or otherwise), each party hereto shall use its reasonable commercial efforts to make available to each other party, upon written request, the former, current and future directors, officers, employees, other personnel and agents of such party as witnesses and any books, records or other documents within its control or which it otherwise has the ability to make available, to the extent that any such person (giving consideration to business demands of such directors, officers, employees, other personnel and agents) or books, records or other documents may reasonably be required in connection with any legal, administrative or other proceeding in which the requesting party may from time to time be involved, regardless of whether such legal, administrative or other proceeding is a matter with respect to which indemnification may be sought hereunder. The requesting party shall bear all costs and expenses in connection therewith.

         SECTION 5.4 AUDITORS AND AUDITS; ANNUAL AND QUARTERLY STATEMENTS AND

                     ACCOUNTING

         Each party agrees that, for so long as PARENT is required in accordance with United States generally accepted accounting principles to consolidate SPINCO's results of operations and financial position:

                  (a) SELECTION OF AUDITORS. SPINCO shall not select a different accounting firm to serve as its (and its Subsidiaries') independent certified public accountants ("SPINCO'S AUDITORS") for purposes of providing an opinion on its consolidated financial statements without PARENT's prior written consent (which shall not be unreasonably withheld).

                  (b) DATE OF AUDITORS' OPINION AND QUARTERLY REVIEWS. SPINCO shall use its reasonable commercial efforts to enable the SPINCO Auditors to complete their audit such that they will date their opinion on SPINCO's audited annual financial statements on the same date that PARENT's independent certified public accountants ("PARENT'S AUDITORS") date their opinion on PARENT's audited annual financial statements, and to enable PARENT to meet its timetable for the printing, filing and public dissemination of PARENT's annual financial statements. SPINCO shall use its reasonable commercial efforts to enable the SPINCO Auditors to complete their quarterly review procedures such that they will provide clearance on SPINCO's quarterly financial statements on the same date that PARENT's Auditors provide clearance on PARENT's quarterly financial statements.

                  (c) ANNUAL AND QUARTERLY FINANCIAL STATEMENTS. SPINCO shall provide to PARENT on a timely basis all Information that PARENT reasonably requires to meet its schedule for the preparation, printing, filing, and public dissemination of PARENT's annual and quarterly financial statements. Without limiting the generality of the foregoing, SPINCO will provide all required financial Information with respect to SPINCO and its Subsidiaries to SPINCO's Auditors in a sufficient and reasonable time and in sufficient detail to permit SPINCO's Auditors to take all steps and perform all reviews necessary to provide sufficient assistance to PARENT's Auditors with respect to Information to be included or contained in PARENT's annual and quarterly financial statements. Similarly, PARENT shall provide to SPINCO on a timely basis all Information that SPINCO reasonably requires to meet its schedule for the preparation, printing, filing, and public dissemination of SPINCO's annual and quarterly financial statements. Without limiting the generality of the foregoing, PARENT will provide all required financial Information with respect to PARENT and its Subsidiaries to PARENT's Auditors in a sufficient and reasonable time and in sufficient detail to permit PARENT's Auditors to take all steps and perform all reviews necessary to provide sufficient assistance to SPINCO's Auditors with respect to Information to be included or contained in SPINCO's annual and quarterly financial statements.

                  (d) IDENTITY OF PERSONNEL PERFORMING THE ANNUAL AUDIT AND QUARTERLY REVIEWS. SPINCO shall authorize SPINCO's Auditors to make available to PARENT's Auditors both the personnel who performed or are performing the annual audits and quarterly reviews of SPINCO and work papers related to the annual audits and quarterly reviews of SPINCO, in all cases within a reasonable time prior to SPINCO's Auditors' opinion date, so that PARENT's Auditors are able to perform the procedures they consider necessary to take responsibility for the work of SPINCO's Auditors as it relates to PARENT's Auditors' report on PARENT's financial statements, all within sufficient time to enable PARENT to meet its timetable for the printing, filing and public dissemination of PARENT's annual and quarterly statements.

Similarly, PARENT shall authorize PARENT's Auditors to make available to SPINCO's Auditors both the personnel who performed or are performing the annual audits and quarterly reviews of PARENT and work papers related to the annual audits and quarterly reviews of PARENT, in all cases within a reasonable time prior to PARENT's Auditors' opinion date, so that SPINCO's Auditors are able to perform the procedures they consider necessary to take responsibility for the work of PARENT's Auditors as it relates to SPINCO's Auditors' report on SPINCO's statements, all within sufficient time to enable SPINCO to meet its timetable for the printing, filing and public dissemination of SPINCO's annual and quarterly financial statements.

                  (e) ACCESS TO BOOKS AND RECORDS. SPINCO shall provide PARENT's internal auditors and their designees access to SPINCO's and its Subsidiaries' books and records so that PARENT may conduct reasonable audits relating to the financial statements provided by SPINCO pursuant hereto as well as to the internal accounting controls and operations of SPINCO and its Subsidiaries. Similarly, PARENT shall provide SPINCO's internal auditors and their designees access to PARENT's and its Subsidiaries' books and records so that SPINCO may conduct reasonable audits relating to the financial statements provided by PARENT pursuant hereto as well as to the internal accounting controls and operations of PARENT and its Subsidiaries.

                  (f) NOTICE OF CHANGE IN ACCOUNTING PRINCIPLES. SPINCO shall give PARENT as much prior notice as reasonably practical of any proposed determination of, or any significant changes in, its accounting estimates or accounting principles from those in effect on the Separation Date. SPINCO will consult with PARENT and, if requested by PARENT, SPINCO will consult with PARENT's independent public accountants with respect thereto. PARENT shall give SPINCO as much prior notice as reasonably practical of any proposed determination of, or any significant changes in, its accounting estimates or accounting principles from those in effect on the Separation Date.

                  (g) CONFLICT WITH THIRD-PARTY AGREEMENTS. Nothing in SECTIONS 5.3 and 5.4 shall require SPINCO to violate any agreement with any third parties regarding the confidentiality of confidential and proprietary information relating to that third party or its business; PROVIDED, HOWEVER, that in the event that SPINCO is required under SECTIONS 5.3 AND 5.4 to disclose any such information, SPINCO shall use all commercially reasonable efforts to seek to obtain such customer's consent to the disclosure of such information.

         SECTION 5.6 CONSISTENCY WITH PAST PRACTICES

         At all times PARENT will cause the SPINCO Business before the Separation Date to continue to ship products, invoice customers, make payments, maintain properties and otherwise conduct business in the ordinary course, consistent with past practices and will not undertake or permit any arrangement with any third party which is intended to or has the effect of delaying the payment of any account receivable beyond the Separation Date or delaying or accelerating the payment of any account payable before the Separation Date.

         SECTION 5.7 PAYMENT OF EXPENSES

         Except as otherwise provided in this Agreement, the Ancillary Agreements or any other agreement between the parties relating to the Separation, the Registration Statement or the Distribution, all costs and expenses of the parties hereto in connection with the Registration Statement and the Distribution and certain costs and expenses of the parties hereto in connection with the Separation shall be paid by SPINCO. Notwithstanding the foregoing, PARENT shall pay any internal fees, costs and expenses incurred by PARENT in connection with the Separation, the Registration Statement and the Distribution.

         SECTION 5.8 FOREIGN SUBSIDIARIES

         PARENT and SPINCO shall cause each of their foreign subsidiaries to execute such local transfer agreements, assignments, assumptions, innovations and other documents as shall be necessary to carry out the plan of reorganization hereto to effect the purposes of this Agreement with respect to their respective operations outside the United States.

         SECTION 5.9 DISPUTE RESOLUTION

         Except as otherwise set forth in the Ancillary Agreements, resolution of any and all disputes arising from or in connection with this Agreement, whether based on contract, tort, or otherwise (collectively, "DISPUTES"), shall be exclusively governed by and settled in accordance with the provisions of this SECTION 5.9.

                  (a) NEGOTIATION. The parties shall make a good faith attempt to resolve any Dispute arising out of or relating to this Agreement through negotiation. Within thirty (30) days after notice of a Dispute is given by either party to the other party, each party shall select a first tier negotiating team comprised of general manager level employees of such party and shall meet and make a good faith attempt to resolve such Dispute and shall continue to negotiate in good faith in an effort to resolve the Dispute or renegotiate the applicable section or provision without the necessity of any formal proceedings. If the first tier negotiating teams are unable to agree within thirty (30) days of their first meeting, then each party shall select a second tier negotiating team comprised of vice president level employees of such party and shall meet within thirty (30) days after the end of the first thirty (30) day negotiating period to attempt to resolve the matter. During the course of negotiations under this SECTION 5.9(a), all reasonable requests made by one party to the other for information, including requests for copies of relevant documents, will be honored. The specific format for such negotiations will be left to the discretion of the designated negotiating teams but may include the preparation of agreed upon statements of fact or written statements of position furnished to the other party.

                  (b) NON-BINDING MEDIATION. In the event that any Dispute arising out of or related to this Agreement is not settled by the parties within fifteen (15) days after the first meeting of the second tier negotiating teams under SECTION 5.9(a), the parties will attempt in good faith to resolve such Dispute by non-binding mediation in accordance with the American Arbitration Association Commercial Mediation Rules. The mediation shall be held within thirty (30) days of the end of such fifteen (15) day negotiation period of the second tier negotiating teams. Except as provided below in SECTION 5.9(c), no litigation for the resolution of such dispute may be commenced until the parties try in good faith to settle the dispute by such mediation in accordance with such rules and either party has concluded in good faith that amicable resolution through continued mediation of the matter does not appear likely. The costs of mediation shall be shared equally by the parties to the mediation. Any settlement reached by mediation shall be recorded in writing, signed by the parties, and shall be binding on them.

                  (c) PROCEEDINGS. Nothing herein, however, shall prohibit either party from initiating litigation or other judicial or administrative proceedings if such party would be substantially harmed by a failure to act during the time that such good faith efforts are being made to resolve the Dispute through negotiation or mediation. In the event that litigation is commenced under this SECTION 5.9(c), the parties agree to continue to attempt to resolve any Dispute according to the terms of SECTIONS 5.9(a) and 5.9(b) during the course of such litigation proceedings under this SECTION 5.9(c).

                  (d) PAY AND DISPUTE. Except as provided herein or in any Ancillary Agreement, in the event of any dispute regarding payment of a third-party invoice (subject to standard verification of receipt of products or services), the party named in a third party's invoice must make timely payment to such third party, even if the party named in the invoice desires to pursue the dispute resolution procedures outlined in this SECTION 5.9. If the party that paid the invoice is found pursuant to this SECTION 5.9 to not be responsible for such payment, such paying party shall be entitled to reimbursement, with interest accrued at a compound annual rate of the Prime Rate plus 2%, from the party found responsible for such payment.

         SECTION 5.10 GOVERNMENTAL APPROVALS

         To the extent that the Separation requires any Governmental Approvals, the parties will use their reasonable commercial efforts to obtain any such Governmental Approvals.

         SECTION 5.11 NO REPRESENTATION OR WARRANTY

         PARENT does not, in this Agreement or any other agreement, instrument or document contemplated by this Agreement, make any representation as to, warranty of or covenant with respect to:

                  (a) the value of any asset or thing of value to be transferred to SPINCO;

                  (b) the freedom from encumbrance of any asset or thing of value to be transferred to SPINCO;

                  (c) the absence of defenses or freedom from counterclaims with respect to any claim to be transferred to SPINCO; or

                  (d) the legal sufficiency of any assignment, document or instrument delivered hereunder to convey title to any asset or thing of value upon its execution, deliver and filing.

         Except as may expressly be set forth herein or in any Ancillary Agreement, all assets to be transferred to SPINCO shall be transferred "AS IS, WHERE IS" and SPINCO shall bear the economic and legal risk that any conveyance shall prove to be insufficient to vest in SPINCO good and marketable title, free and clear of any lien, claim, equity or other encumbrance.

ARTICLE VI

MISCELLANEOUS

         SECTION 6.1 LIMITATION OF LIABILITY

         IN NO EVENT SHALL ANY MEMBER OF THE PARENT GROUP OR SPINCO GROUP BE LIABLE TO ANY OTHER MEMBER OF THE PARENT GROUP OR SPINCO GROUP FOR ANY SPECIAL, CONSEQUENTIAL, INDIRECT, INCIDENTAL OR PUNITIVE DAMAGES OR LOST PROFITS, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY (INCLUDING NEGLIGENCE) ARISING IN ANY WAY OUT OF THIS AGREEMENT, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES; PROVIDED, HOWEVER, THAT THE FOREGOING LIMITATIONS SHALL NOT LIMIT EACH PARTY'S INDEMNIFICATION OBLIGATIONS FOR LIABILITIES TO THIRD PARTIES AS SET FORTH HEREIN.

 SECTION 6.2 TAX SHARING

 Any and all corporate taxes incurred by PARENT as a result of this Agreement as described in Section 6.3, shall be the liability of and payable by SPINCO.

         SECTION 6.3 ENTIRE AGREEMENT

         This Agreement, the other Ancillary Agreements and the Exhibits and Schedules referenced or attached hereto and thereto, constitutes the entire agreement between the parties with respect to the subject matter hereof and shall supersede all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof.

         SECTION 6.4 GOVERNING LAW

         This Agreement shall be governed and construed and enforced in accordance with the laws of the State of Nevada as to all matters regardless of the laws that might otherwise govern under the principles of conflicts of laws applicable thereto.

         SECTION 6.5 TERMINATION

         This Agreement and all Ancillary Agreements may be terminated and the Distribution abandoned at any time prior to the Distribution Date by mutual consent of PARENT and SPINCO.

         SECTION 6.6 NOTICES

         Any notice, demand, offer, request or other communication required or permitted to be given by either party pursuant to the terms of this Agreement shall be in writing and shall be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one (1) business day after being delivered by facsimile (with receipt of appropriate confirmation), (iv) one (1) business day after being deposited with an overnight courier service or (v) four (4) days after being deposited in the U.S. mail, First Class with postage prepaid, and addressed to the attention of the party's General Counsel at the address of its principal executive office or such other address as a party may request by notifying the other in writing.

         SECTION 6.7 COUNTERPARTS

         This Agreement, including the Schedules and Exhibits hereto and the other documents referred to herein, may be executed in counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

         SECTION 6.8 BINDING EFFECT; ASSIGNMENT

         This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives and successors, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement. This Agreement may not be assigned by any party hereto. This Agreement may be enforced separately by each member of the PARENT Group and each member of the SPINCO Group.

         SECTION 6.9 SEVERABILITY

         If any term or other provision of this Agreement or the Schedules or Exhibits attached hereto is determined by a nonappealable decision by a court, administrative agency or arbitrator to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the fullest extent possible.

         SECTION 6.10 FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE

         No failure or delay on the part of either party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement or the Schedules or Exhibits attached hereto are cumulative to, and not exclusive of, any rights or remedies otherwise available.

         SECTION 6.11 AMENDMENT

         No change or amendment will be made to this Agreement except by an instrument in writing signed on behalf of each of the parties to such agreement.

         SECTION 6.12 AUTHORITY

         Each of the parties hereto represents to the other that (a) it has the corporate or other requisite power and authority to execute, deliver and perform this Agreement, (b) the execution, delivery and performance of this Agreement by it have been duly authorized by all necessary corporate or other actions, (c) it has duly and validly executed and delivered this Agreement, and (d) this Agreement is a legal, valid and binding obligation, enforceable against it in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general equity principles.

         SECTION 6.13 INTERPRETATION

         The headings contained in this Agreement, in any Exhibit or Schedule hereto are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized term used in any Schedule or Exhibit but not otherwise defined therein, shall have the meaning assigned to such term in this Agreement. When a reference is made in this Agreement to an Article or a Section, Exhibit or Schedule, such reference shall be to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated.

         SECTION 6.14 CONFLICTING AGREEMENTS

         In the event of conflict between this Agreement and any Ancillary Agreement or other agreement executed in connection herewith, the provisions of such other agreement shall prevail.

         WHEREFORE, the parties have signed this Master Separation and Distribution Agreement effective as of the date first set forth above.

CHINA IVY SCHOOL, INC.                 CELLTECK, INC.

By:  /s/

By:  /s/

Name:

Name:

Title:

Title:

SAFE CELL TAB, INC.

By:  /s/

By:  /s/

Name:

Name:

Title:

Title:

EXHIBITS

Exhibit A         Agreement and Plan of Merger